EXHIBIT 99.1

First Horizon continues to gain momentum, demonstrates strong progress in 3Q17

MEMPHIS, Tenn., Oct. 13, 2017 (GLOBE NEWSWIRE) -- Profitability and momentum remained strong, generating solid financial results in the third quarter at First Horizon National Corp. (NYSE:FHN). Earnings per share increased 7 percent year over year. Net interest income was up 13 percent, driven by average total loan growth of 6 percent and growth in higher-return specialty areas such as loans to mortgage companies and asset-based lending. In the regional bank, average deposits were up 8 percent, revenue increased by 7 percent and First Tennessee maintained its number one deposit market share position in the state of Tennessee. Consolidated net interest margin expanded to 3.19 percent from 2.96 percent and returns and profitability improved with higher return on tangible common equity (ROTCE) and return on assets (ROA). Credit quality trends remain stable.

“Our third quarter results were solid with very good balance sheet and revenue growth, as well as our continued focus on controlling costs,” said Bryan Jordan, First Horizon’s chairman and CEO. “Our people did an excellent job of focusing on customers and growing the business while dedicating significant amounts of time to planning the integration of our pending merger with Capital Bank.”

3Q17 Financial Highlights (all comparisons vs 3Q16)

Diluted EPS $0.28	Adjusted diluted EPS[1] $0.32	ROA[2] 0.99%	ROTCE[1,2] 12.2%

Regional Bank		Revenue up 7% due to increased net interest income Net interest income up 10% from loan growth and the benefit of short term rate increases Average loans up 9% Average deposits up 8%

Consolidated
  Net income available to common shareholders up 7%
  Net interest income up 13%
  Net interest margin improved by 23 basis points to 3.19%
  Net charge offs steady at $2.4 million in 3Q17 compared to $2.3 million in 3Q16
  Adjusted EPS for second quarter was $0.32[1]. Notable items in the quarter:
    Unfavorable impacts of $14 million from the repurchase of equity securities previously included in a financing transaction; $8 million related to legal matters; $8 million of acquisition-related expense
    Positive benefit of $14 million from an effective tax rate adjustment

Other Highlights		Fixed income product average daily revenue at $715,000 Acquisition of Capital Bank integration on track Anticipated closing in 4Q17

[1]Non-GAAP numbers that are reconciled in the non-GAAP table that follows [2]Annualized [3]Current estimate

CONSOLIDATED SUMMARY RESULTS
Quarterly, Unaudited
				3Q17 Changes vs.
(Dollars in thousands, except per share data)	3Q17	2Q17	3Q16	2Q17	3Q16
Income Statement Highlights
Net interest income	$209,817	$200,701	$185,195	5%	13%
Noninterest income	112,411	127,268	148,745	(12)%	(24)%
Securities gains/(losses), net	6	405	(200)	(99)%	NM
Total revenue	322,234	328,374	333,740	(2)%	(3)%
Noninterest expense	236,869	217,917	233,558	9%	1%
Provision for loan losses	—	(2,000)	4,000	NM	NM
Income before income taxes	85,365	112,457	96,182	(24)%	(11)%
Provision for income taxes	13,596	17,253	28,547	(21)%	(52)%
Net income	71,769	95,204	67,635	(25)%	6%
Net income attributable to noncontrolling interest	2,883	2,852	2,883	1%	*
Net income attributable to controlling interest	68,886	92,352	64,752	(25)%	6%
Preferred stock dividends	1,550	1,550	1,550	*	*
Net income available to common shareholders	$67,336	$90,802	$63,202	(26)%	7%
Common Stock Data
EPS	$0.29	$0.39	$0.27	(26)%	7%
Basic shares (thousands)	233,749	233,482	231,856	*	1%
Diluted EPS	$0.28	$0.38	$0.27	(26)%	4%
Diluted shares (thousands)	236,340	236,263	234,092	*	1%
Period-end shares outstanding (thousands)	234,231	234,135	233,235	*	*
Cash dividends declared per share	$0.09	$0.09	$0.07	*	29%
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income	$20,166,091	$19,989,319	$19,555,787	1%	3%
Total deposits	22,099,254	22,333,349	21,574,180	(1)%	2%
Total assets	29,622,636	29,369,956	28,449,222	1%	4%
Total liabilities	26,739,085	26,543,068	25,704,640	1%	4%
Total equity	2,883,551	2,826,888	2,744,582	2%	5%
Asset Quality Highlights
Allowance for loan losses	$194,867	$197,257	$201,557	(1)%	(3)%
Allowance / period-end loans	0.97%	0.99%	1.03%
Net charge-offs	$2,390	$2,711	$2,250	(12)%	6%
Net charge-offs (annualized) / average loans	0.05%	0.06%	0.05%
Non-performing assets (NPA)	$140,177	$144,149	$173,519	(3)%	(19)%
NPA % (a)	0.66%	0.68%	0.85%
Key Ratios & Other
Return on average assets ("ROA") (annualized) (b)	0.99%	1.32%	0.97%
Return on average common equity ("ROE") (annualized) (c)	10.79%	15.26%	10.80%
Return on tangible common equity ("ROTCE") (annualized) (d)	12.17%	17.30%	11.90%
Net interest margin (e)	3.19%	3.07%	2.96%
Efficiency ratio (f)	73.51%	66.44%	69.94%
Common equity tier 1 ratio ("CET1") (g)	10.03%	9.85%	9.81%
Tier 1 ratio (g)	11.19%	10.99%	11.03%
Market capitalization (millions)	$4,485.5	$4,078.6	$3,552.2

Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a) NPAs related to the loan portfolio over period-end loans plus OREO and other assets.
(b) Calculated using net income.
(c) Calculated using net income available to common shareholders.
(d) This non-GAAP measure is reconciled to ROE in the non-GAAP to GAAP reconciliation.
(e) Net interest margin is computed using net interest income adjusted to a fully taxable equivalent ('FTE") basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(f) Noninterest expense divided by total revenue excluding securities gains/(losses).
(g) Current quarter is an estimate.

Use of Non-GAAP Measures
Two financial measures in this release are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S.  The non-GAAP items presented in this release are adjusted earnings per share, or EPS, and return on tangible common equity, or ROTCE. These profitability measures are reported to First Horizon’s management and directors through various internal reports. First Horizon’s management believes these measures are relevant to understanding the financial results of First Horizon and its business segments. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by First Horizon. First Horizon has reconciled each of these measures to a comparable GAAP measure below:

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

				3Q17 Changes vs.
(Dollars and shares in thousands, except per share data)	3Q17	2Q17	3Q16	2Q17	3Q16
Average Tangible Common Equity (Non-GAAP)
Average total equity (GAAP)	$2,866,757	$2,778,169	$2,718,319	3%	5%
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	*	*
Less: Average preferred stock (a)	95,624	95,624	95,624	*	*
(A) Total average common equity	2,475,702	2,387,114	2,327,264	4%	6%
Less: Average intangible assets (GAAP) (b)	280,575	281,326	214,260	*	31%
(B) Average tangible common equity (Non-GAAP)	$2,195,127	$2,105,788	$2,113,004	4%	4%
Annualized Net Income Available to Common Shareholders
(C) Net income available to common shareholders (annualized ) (GAAP)	267,148	364,206	251,434	(27)%	6%
Ratios
(C)/(A) Return on average common equity ("ROE") (GAAP)	10.79%	15.26%	10.80%	(29)%	*
(C)/(B) Return on average tangible common equity ("ROTCE") (Non-GAAP)	12.17%	17.30%	11.90%	(30)%	2%

Adjusted diluted EPS (Non-GAAP)				3Q17
Net income available to common shareholders (GAAP)				$67,336
Less: After-tax impact of notable items (GAAP) (c)				(7,142)
Adjusted net income available to common shareholders (Non-GAAP)				74,478
Diluted shares (thousands)				236,340
Diluted EPS (GAAP)				$0.28
Adjusted diluted EPS (Non-GAAP)				$0.32

(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.
(c) Includes a $14.3 million pre-tax loss from the repurchase of equity securities previously included in a financing transaction, $8.2 million of pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial (CBF) and Coastal Securities, Inc. (Coastal) acquisitions, and $8.2 million of pre-tax loss accruals related to legal matters adjusted using an incremental tax rate of approximately 32 percent. Also includes $(13.7) million related to favorable effective tax rate adjustments primarily associated with the reversal of a capital loss deferred tax valuation allowance and certain discrete period items.

Conference call
Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.FirstHorizon.com.  The call and slide presentation may involve forward-looking information, including guidance.

Callers wishing to participate may call toll-free starting at 8:15 a.m. CT on Oct. 13 by dialing 888-317-6003 and entering access code 6686690. The number for international participants is 412-317-6061.

Participants can also listen to the live audio webcast with the accompanying slide presentation through the investor relations section of www.fhnc.com. A replay will be available from noon CT on Oct. 13 until midnight CT on Oct. 28. To listen to the replay, dial 877-344-7529 or 412-317-0088. The access code is 10112671. The event also will be archived and available beginning Oct. 14 by midnight CT in the events and presentations section of http://ir.fhnc.com.

Debt Investor Materials
First Horizon expects to post additional materials for debt investors on Oct. 26 in the investor relations section of www.FirstHorizon.com  First Horizon will also provide these materials to analysts at upcoming meetings. The debt investor materials posted may contain forward-looking statements, including guidance, involving significant risks and uncertainties, which will be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our most recent earnings press release and in more detail in our most current 10-Q and 10-K reports. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments or changes in expectations.

Disclaimers and Other Information

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon and Capital Bank Financial Corp. (“Capital Bank”), which announced a proposed transaction on May 4, 2017, and many of which, with respect to future business decisions and actions, are subject to change. Examples of uncertainties and contingencies include, among other important factors: global, general, and local economic and business conditions, including economic recession or depression; expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage markets; inflation or deflation; customer, investor, competitor, regulatory, and legislative responses to any or all of these conditions; demand for First Horizon’s and Capital Bank’s product offerings; the actions of the Securities and Exchange Commission (SEC), the Financial Accounting Standards Board (FASB), the Office of the Comptroller of the Currency (OCC), the Board of Governors of the Federal Reserve System (Federal Reserve), the Federal Deposit Insurance Corporation (FDIC), the Financial Industry Regulatory Authority (FINRA), the U.S. Department of the Treasury (Treasury), the Municipal Securities Rulemaking Board (MSRB), the Consumer Financial Protection Bureau (CFPB), the Financial Stability Oversight Council (Council), the Public Company Accounting Oversight Board (PCAOB), and other regulators and agencies, including in connection with the regulatory approval process associated with the merger; pending, threatened, or possible future regulatory, administrative, and judicial outcomes, actions, and proceedings; current or future Executive orders; changes in laws and regulations applicable to First Horizon and Capital Bank; the possibility that the proposed transaction will not close when expected or at all because required regulatory, or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Horizon and Capital Bank do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon’s and Capital Bank’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of First Horizon and Capital Bank.

Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.firsthorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC, and in Capital Bank’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2017, filed with the SEC and available in the “Investor Relations” section of Capital Bank’s website, www.CapitalBank-US.com, under the heading “Financials & Filings” and in other documents Capital Bank files with the SEC.

Important Other Information
In connection with the proposed transaction, First Horizon has filed with the SEC a Registration Statement on Form S-4 (No. 333-219052) and a definitive Joint Proxy Statement of First Horizon and Capital Bank and a Prospectus of First Horizon, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving First Horizon and Capital Bank has been approved by First Horizon’s shareholders and Capital Bank’s stockholders, but remains subject to other customary conditions to closing. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. SHAREHOLDERS OF FIRST HORIZON AND CAPITAL BANK ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about First Horizon and Capital Bank, without charge, at the SEC’s website (http://www.sec.gov).

About First Horizon
The 4,300 employees of First Horizon National Corp. (NYSE:FHN) provide financial services through more than 160 bank locations across Tennessee and the southern U.S. and 28 FTN Financial offices across the U.S. The company was founded in 1864 and has the 14th oldest national bank charter in the country. First Tennessee, No. 5 on American Banker’s Top 10 Most Reputable U.S. Banks, has the largest deposit market share in Tennessee and one of the highest customer retention rates of any bank in the country. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. First Horizon has been recognized as one of the nation's best employers by Working Mother and American Banker. More information is available at www.FirstHorizon.com.

FHN-G

CONTACT:

First Horizon Investor Relations, Aarti Bowman, (901) 523-4017
First Horizon Media Relations, James Dowd, (901) 523-4305